UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2019

KBS STRATEGIC OPPORTUNITY REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-55424	46-2822978
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information in this Report set forth under Item 2.03 regarding the refinance of the Lofts at NoHo Commons Mortgage Loan (defined below) is incorporated herein by reference.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
On November 16, 2016, KBS Strategic Opportunity REIT II, Inc., (the “Company”), through a joint venture (the “Lofts at NoHo Commons Joint Venture”) between the Company’s indirect wholly owned subsidiary and Noho Commons Pacific Investors LLC (the “JV Partner”), acquired a 292-unit apartment building in North Hollywood, California (the “Lofts at NoHo Commons”). Neither the JV Partner nor the seller is affiliated with the Company or KBS Capital Advisors LLC, the Company’s external advisor. The Company owns a 90% equity interest in the Lofts at NoHo Commons Joint Venture. In connection with the acquisition of the Lofts at NoHo Commons, the Lofts at NoHo Commons Joint Venture entered into a multifamily loan and security agreement with an unaffiliated lender, for borrowings of $72.1 million, secured by the Lofts at NoHo Commons (the “Lofts at NoHo Commons Mortgage Loan”).
On August 30, 2019, the Lofts at NoHo Commons Joint Venture closed the refinancing of the Lofts at NoHo Commons Mortgage Loan with Invesco CMI Investments, L.P. (the “Refinancing”). The Lofts at NoHo Commons Joint Venture repaid $72.1 million of principal in satisfaction of the Lofts at NoHo Commons Mortgage Loan. The Refinancing is comprised of a loan amount of up to $76.0 million, secured by the Lofts at NoHo Commons. At closing, $73.9 million of the Refinancing was funded and the remaining $2.1 million was available for future disbursements, subject to certain terms and conditions contained in the loan documents.
The Refinancing matures on September 9, 2021, with three one-year extension options, subject to certain terms and conditions contained in the loan documents. The Refinancing bears interest at a floating rate of the greater of (a) 3.93% or (b) 218 basis points over one-month LIBOR. Monthly payments are interest only with the entire unpaid principal balance and all outstanding interest and fees due at maturity. The Lofts at NoHo Commons Joint Venture entered into an interest rate cap that effectively limits one-month LIBOR at 3.5% on $76.0 million, effective August 30, 2019 through September 15, 2021. The Lofts at NoHo Commons Joint Venture has the right to prepay the loan in whole subject to, in certain circumstances, a prepayment fee, and other terms and conditions as described in the loan documents.
KBS SOR US Properties II LLC (“SOR US Properties II”), the Company’s indirect wholly owned subsidiary, provided a guaranty of (i) the principal balance and any interest or other sums outstanding under the Refinancing in the event of certain bankruptcy or insolvency proceedings involving the JV Partner, the Lofts at NoHo Commons Joint Venture or SOR US Properties II or any affiliate thereof, the transfer of the Lofts at NoHo Commons Joint Venture’s interest in the property in violation of the loan documents, and certain other events as described in the loan documents and (ii) the payment of certain liabilities, losses or damages incurred by the lender as a result of certain intentional acts committed by the Lofts at NoHo Commons Joint Venture, the fraud or intentional misrepresentation by the Lofts at NoHo Commons Joint Venture in connection with the loan or the loan documents, and certain other events as described in the loan documents.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT II, INC.

Dated: September 5, 2019	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary